DELTA PETROLEUM CORPORATION
UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS
     On November 8, 2005, Delta Petroleum Corporation (the “Company”) entered into a merger agreement with Castle Energy Corporation (“Castle”) that has been approved by both Boards of Directors. Assuming satisfaction of the required conditions, including the approval of Castle’s stockholders, the Company will acquire Castle, which holds 6,700,000 shares of the Company’s common stock, and will issue 8,500,000 shares of the Company’s common stock to Castle’s stockholders, for a net issuance of 1,800,000 shares of common stock. The purchase price includes the fair value of the shares issued of $30.6 million and the assumption of approximately $1.7 million of liabilities. Castle holds current net assets of approximately $23.8 million, producing oil and gas properties located in Western Pennsylvania and other assets. The merger is subject to the approval of the Castle stockholders and other conditions. The following unaudited condensed combined pro forma financial information shows the pro forma effects of the merger (the “Merger”).
     The following unaudited condensed combined pro forma balance sheet dated December 31, 2005 assumes that the merger occurred on that date. The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2005 assumes that the merger occurred as of January 1, 2005. Because the Company formerly had a June 30 year end and now has a December 31year end, the unaudited condensed combined proforma statement of operations reflects the Company’s transition period statement of operations for the six months ended December 31, 2005 combined with the last six months of the previous fiscal year ended June 30, 2005. Castle’s year end was September 30, 2005 and the unaudited condensed combined proforma statement of operations includes the twelve months ended September 30, 2005 for Castle.
     The pro forma adjustments reflected in these unaudited condensed combined pro forma financial statements are described in the notes thereto and are based on the Company’s estimates, available information and assumptions that management deems to be reasonable; however the amounts actually recorded may be materially different. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.
     These statements should be read in conjunction with the historical financial statements and related notes of the Company and Castle.
     The accompanying unaudited condensed combined pro forma financial statements do not purport to represent what the Company’s results of operations would actually have been had the transaction discussed above occurred on the dates indicated, or to project our results of operations for any future period for the items described above and other matters. In addition, the allocation of the purchase price reflected in the unaudited condensed combined pro forma financial statements is subject to adjustment and may vary from the actual purchase price allocation that will be recorded upon completion of the merger.

DELTA PETROLEUM CORPORATION
Unaudited Condensed Combined Pro Forma Balance Sheet
At December 31, 2005

(In thousands)

			Pro Forma
	Delta	Castle	Adjustments	Combined
	(Historical)			(Pro Forma)
ASSETS

Cash and cash equivalents	$5,519	$22,849	$—	$28,368
Marketable securities available for sale	—	20	—	20
Assets held for sale	19,215	—	—	19,215
Accounts receivable	22,202	729	—	22,931
Prepaid Assets	3,442	202	—	3,644
Inventory	3,285	—	—	3,285
Deferred tax asset	5,237	—	—	5,237
Other current assets	2,689	—	—	2,689

Total current assets	61,589	23,800	—	85,389
Property and equipment	621,154	8,704	(2,744)[2]	627,114
Long term assets	10,650	145,864	(145,859)[2]	13,229
			2,574 [2]

	$693,393	$178,368	$(146,029)	$725,732

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$7,073	$—	$—	$7,073
Accounts payable	67,772	541	—	68,313
Derivative liabilities	12,465	—	—	12,465
Other accrued liabilities	19,462	846	—	20,308

Total current liabilities	106,772	1,387	—	108,159

7% senior unsecured notes	149,309	—	—	149,309
Senior credit facility	64,270	—	—	64,270
Term loan — DHS	28,000	—	—	28,000
Asset retirement obligation	3,002	322	—	3,324
Deferred income taxes	—	41,297	(43,871)[2]	—
		2,574 [2]
Derivative liabilities	6,009	—	—	6,009
Other debt, net	80	22	—	102

Total long-term liabilities	250,670	41,641	(41,297)	251,014

Minority interest	15,496	—	—	15,496

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—
Common stock	478	6,109	(6,109)[1]	496
			18 [1]
Treasury stock	—	(66,667)	66,667 [1]	—
Additional paid in capital	333,054	89,358	(89,358)[1]	363,644
			30,590 [1]
Accumulated other comprehensive income (loss)	(4,997)	68,330	(68,330)[1]	(4,997)
Accumulated deficit	(8,080)	38,210	(38,210)[1]	(8,080)

Total stockholders’ equity	320,455	135,340	(104,732)	351,063

	$693,393	$178,368	$(146,029)	$725,732

See accompanying notes to unaudited condensed combined pro forma financial statements

DELTA PETROLEUM CORPORATION
Unaudited Condensed Combined Pro Forma Statement of Operations

     (Dollars in thousands, except per share amount)

	Six	Six
	Months Ended	Months Ended	Year Ended
	December 31, 2005	June 30, 2005	September 30, 2005	Pro Forma
	Delta	Delta	Castle	Adjustments	Combined
		(Historical)			(Pro Forma)
REVENUES

Oil and gas sales	$60,656	$51,214	$2,561	$—	$114,431
Contract drilling and trucking fees	9,096	4,496	—	—	13,592
Realized (loss on derivative instruments, net	(7,978)	(867)	—	—	(8,845)

Total Revenue	61,774	54,843	2,561	—	119,178

OPERATING EXPENSES Production costs	13,804	13,140	584	—	27,528
Depreciation, depletion and amortization	17,577	14,548	507	(242)[1]	32,390
Exploration expense	2,847	—	—	—	2,847
Dry hole expense	3,411	4,872	—	—	8,283
Drilling and trucking operations	4,073	98	—	—	4,171
Professional fees	5,821	3,592	(845)	—	9,413
General and administrative	16,491	9,979	4,931	—	30,556

Total operating expenses	64,024	46,229	5,177	(242)	115,188

Operating Income (Loss)	(2,250)	8,614	(2,616)	242	3,990

OTHER INCOME (EXPENSE) Other income (expense)	173	(343)	668	—	498
Gain on sale of marketable securities	1,194	—	3,066	(3,066)[2]	1,194
Unrealized loss on derivative contracts, net	(9,872)	—	—	—	(9,872)
Minority interest	(688)	702	—	—	14
Equity income		—	1,695	(1,690)[2]	5
Interest and financing expense	(9,075)	(5,722)	—	—	(14,797)

Total other expense	(18,268)	(5,363)	5,429	(4,756)	(22,958)
Income (loss) before income taxes	(20,518)	3,251	2,813	(4,514)	(18,968)
Income tax benefit (expense) (A)	7,639	3,325	(1,012)	1,680	11,632

Income (loss) from continuing operations	$(12,879)	$6,576	$1,801	$(2,834)	$(7,336)

Income (loss) from continuing operations per common share:
Basic	$(.29)	$.16			$(.16)

Diluted	$(.29)	$.15			$(.16)

Weighted average common shares outstanding:
Basic	44,959	41,517		1,800	44,948

Diluted	44,959	43,210		1,800	44,948

(A)	The six months ended June 30, 2005 includes the elimination of the valuation allowance and recognition of a tax benefit on the majority of the Company’s net operating loss carryforwards.
See accompanying notes to unaudited condensed combined pro forma financial statements

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL STATEMENTS
A) BASIS OF PRESENTATION
     On November 8, 2005, Delta Petroleum Corporation (the “Company” or “Delta”) entered into a merger agreement with Castle Energy Corporation (“Castle”) that has been approved by both Boards of Directors. Assuming satisfaction of the required conditions, including the approval of Castle’s stockholders, the Company will acquire Castle, which holds 6,700,000 shares of the Company’s common stock, and will issue 8,500,000 shares of the Company’s common stock to the Castle’s stockholders, for a net issuance of 1,800,000 shares of common stock. Castle holds current assets of approximately $23.8 million, producing oil and gas properties located in Western Pennsylvania and other assets. The merger is subject to the approval of the Castle stockholders and other conditions. The following unaudited condensed combined pro forma financial information shows the pro forma effects of the merger (the “Merger”).
     The accompanying unaudited condensed combined pro forma balance sheet as of December 31, 2005 assumes that the Merger occurred on that date. The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2005 assumes that the Merger occurred as of January 1, 2005. These statements should be read in conjunction with the historical financial statements and related notes of both the Company and Castle. Delta utilizes the successful efforts method of accounting for its oil and gas properties while Castle utilizes the full cost method of accounting for its oil and gas properties. Based on the Company’s review of Castle oil and gas activities, no adjustments are required to convert from the full cost method of accounting to the successful efforts method of accounting for the periods presented.
B) BALANCE SHEET
     The pro forma adjustments reflect the allocation of the purchase price as applied in accordance with generally accepted accounting principles to the fair value of the assets acquired and the liabilities assumed.
     The following adjustments have been made to the accompanying unaudited condensed combined pro forma balance sheet as of December 31, 2005.
     (1) These adjustments eliminate Castle’s historical stockholders’ equity and reflect the issuance of incremental shares of Delta stock in the merger. The Company will issue of 8,500,000 shares of the Company’s common stock to Castle stockholders at the weighted average price of $17.00 based on the closing price surrounding the announcement of the transaction in exchange for 6,700,000 shares of the Company’s common stock, previously owned by Castle, valued at the same price. The market value of the 1.8 million incremental shares is $30.6 million. In addition Delta’s consolidated financial statements will reflect approximately $1.7 million of Castle’s liabilities.
     (2) These adjustments eliminate Castle’s historical balances related to Castle’s investment in Delta common stock of $145.9 million and adjust the assets received in the merger to the purchase price. In addition, a deferred tax asset of approximately $2.6 million relating to operating loss carryforwards was reclassified and is expected to be utilized by Delta.
C) STATEMENT OF OPERATIONS
     The accompanying unaudited condensed combined statement of operations for the year ended December 31, 2005 assumes that the merger occurred as of January 1, 2005 . The year ended December 31, 2005 unaudited condensed combined statement of operations includes Delta’s historical six months ended June 30, 2005 and six months ended December 31, 2005, and Castle’s historical year ended September 30, 2005 statement of operations.
     The following adjustments have been made to the accompanying condensed combined pro forma statement of operations for the year ended December 31, 2005:
     (1) This adjustment revises Castle’s historical depletion expense associated with its oil and gas properties based on the pro forma allocation of purchase price.
     (2) These adjustments eliminate Castle’s historical amounts resulting from its transactions in or ownership of Delta common stock including $3.1 million to eliminate Castle’s sale of Delta common stock and $1.7 million to eliminate Castle’s equity in Delta’s earnings for the period.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL STATEMENTS
D) SUPPLEMENTAL PRO FORMA FINANCIAL DATA -OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)
     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).
     (1) ESTIMATED PROVED OIL AND GAS RESERVES
     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.
     An estimate of pro forma proved oil and gas reserves of Delta and the Castle properties are as follows. Such estimates are inherently imprecise and may be subject to substantial revisions. The reserve information shown is as of the most recently available information for each company.

	Delta		Castle
	December 31, 2005		September 30, 2005		Combined
		Natural		Natural		Natural
	Oil	Gas	Oil	Gas	Oil	Gas
	(MBbl)	(Mmcf)	(MBbl)	(Mmcf)	(MBbl)	(Mmcf)
Proved developed reserves	7,171	56,852	—	7,792	7,171	64,644
Proved undeveloped reserves	6,589	124,302	—	624	6,589	124,926

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL STATEMENTS
     (2) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.
     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the periods indicated. Future general and administrative and interest expenses have not been considered.
     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.
     The pro forma standardized measure of discounted future net cash flows is as follows:

	Delta	Castle
	December 31, 2005	September 30, 2005	Combined
		(In thousands)
Future cash flows	$2,659,378	$129,204	$2,788,582
Future production costs	(503,507)	(27,260)	(530,767)
Future development costs	(321,654)	(1,379)	(323,033)
Future income tax expense	(476,450)	(28,535)	(504,985)

Future net cash flows	1,357,767	72,030	1,429,797
Discounted factor of 10% for estimated timing of future cash flows	(608,143)	(38,845)	(646,988)

Standardized measure of discounted future cash flows	$749,624	$33,185	$782,809